UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 20, 2007

Rimage Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 3, 4 and 6 though 8 are not applicable and therefore omitted.

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Rimage Corporation (the “Company”) hereby furnishes a press release, issued on February 26, 2007, disclosing material non-public information regarding its results of operations for the year and quarter ended December 31, 2006 and hereby furnishes statements of its Chief Executive Officer and Chief Financial Officer made on February 26, 2007 at a telephone conference relating to the year and quarter ended December 31, 2006 results.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Establishment of 2007 Incentive Plan

On February 20, 2007, the Compensation Committee of the Board of Directors of the Company established minimum, target and maximum goals relating to sales and operating income for fiscal year 2007 for the Company’s cash incentive compensation program for executive officers (the “2007 Incentive Plan”). Under the 2007 Incentive Plan, executive officers may earn cash bonuses equal to various percentages of their annual base salaries. The Compensation Committee expects to determine the eligibility of the executive officers to participate in the 2007 Incentive Plan and each executive officer’s bonus opportunity at the time it determines 2007 annual base salaries.

Changes in Committee Composition

On February 21, 2007, the Board of Directors, upon recommendation of the Governance Committee, modified the composition of the Governance Committee and the Compensation Committee. Effective February 21, 2007, James L. Reissner will serve on the Governance Committee of the Board of Directors with directors Thomas F. Madison and Steven M. Quist and Philip D. Hotchkiss will now serve on the Compensation Committee with directors Steven M. Quist and Lawrence M. Benveniste.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release issued on February 26, 2007.
99.2	Statements of Bernard P. Aldrich, Chief Executive Officer, and Robert M. Wolf, Chief Financial Officer, at a telephone conference held on February 26, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION

By:	/s/ Robert M. Wolf
Robert M. Wolf Chief Financial Officer

Date:	February 26, 2007